Exhibit 10.4

TERM PROMISSORY NOTE

$350,000.00	Rincon, GA
Loan # 91716	June 24, 2015

FOR VALUE RECEIVED, Studioplex City Rentals LLC ("Borrower") a Georgia limited liability company, with its principal place of business located at 135 Goshen Road, Suite 205, Rincon, GA 31326, promises to pay to the order of Loeb Term Solutions LLC, an Illinois limited liability company, with its principal place of business located at 4131 S. State Street, Chicago, IL 60609 (“Lender”) via ACH transfer as set forth below or by such other method or at such other place as the holder hereof may from time to time designate in writing, the principal sum of THREE HUNDRED FIFTY THOUSAND NO/100 DOLLARS ($350,000.00), together with interest from time to time outstanding at the Prime Rate (as defined below) plus ten percent (10%) per annum (the “Effective Rate”). Interest shall be computed on the actual number of days elapsed, and shall be due and payable in arrears. Interest shall be computed upon a simple interest basis. Borrower and all endorsers, sureties, guarantors and any other persons liable or to become liable with respect to the loan evidenced by this Term Promissory Note (the "Loan") are each included in the term "Obligors" as used in this Term Promissory Note (the “Note”). The Prime Rate shall mean, at any time, the rate of interest quoted in the Wall Street Journal, Money Rates Section as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks). In the event that the Wall Street Journal quotes more than one rate, or a range of rates as the Prime Rate, then the Prime Rate shall mean the highest of the quoted rates. In the event that the Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three largest U.S. money center commercial banks, as determined by Lender. As of the date hereof, the prime rate is 3.25%. The interest rate hereunder shall change each time there is a change in the Prime Rate.

Said principal and interest shall be payable in lawful money of the United States, on the dates and in the amounts specified below, to wit:

Payments of principal and interest shall be made in two hundred eight (208) payments as follows: A payment of principal in the amount of $2,164.39 shall be paid at closing, and thereafter Two Hundred Six (206) consecutive weekly installments of principal and interest commencing on Wednesday, July 8, 2015 in the amount of $2,164.39 each, and continuing on each Wednesday of each successive week thereafter through and including June 12, 2019, with the Two Hundred Eighth (208th) and final installment being due and payable on June 19, 2019 (the “Maturity Date”), said final installment being equal to the outstanding balance of all principal and accrued interest and all other amounts due hereunder. It is understood and agreed that weekly payments will first be applied to payment of interest, second to late charges and other fees, and the balance, if any, will be applied to the payment of principal. Borrower understands and agrees that the weekly payment may not fully amortize the Loan over a period of four (4) years as a result of the variable nature of the interest rate. Accordingly, the Borrower understands and agrees that the final payment may be substantially higher or lower than the regular weekly payments. In the event that the Prime Rate shall increase or decrease by one percent (1%) or more, the Lender may require an adjustment in the weekly payment hereunder, which adjusted amount the Borrower agrees to pay.

All payments to the Lender shall be made via ACH payment pursuant to the Automatic ACH Debit Agreement, and are payable to the Lender at the following bank account, or such other account as may be determined by Lender from time to time:

Such other account is currently

Wiring Instructions

American Chartered Bank

Chicago, IL 60607

ABA#071925046

ACCT#10359850

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Borrower shall pay to Lender a late charge of five percent (5%) of each and every payment not received by Lender on its due date. The minimum late charge shall, at Lender’s discretion, be $500.00. Such late charges shall be to cover the additional costs in connection with handling of a late payment. The imposition of a late charge shall not affect the rights of Lender to declare an Event of Default, or impose a default interest rate, as a result of a late payment.

Borrower shall pay all amounts owing under this Note in full when due without set-off, counterclaim, deduction or withholding for any reason whatsoever. If any payment falls due on a day other than a Business Day, then such payment shall instead be made on the next succeeding Business Day, and interest shall accrue accordingly. Any payment received by Lender after 1:00 p.m. (Central Standard Time) shall not be credited against the indebtedness under this Note until at least the next succeeding Business Day. “Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Michigan or which is a day on which Lender is otherwise closed for transacting business.

A default will occur if any of the following situations occur:

1.	Payment of any sums payable pursuant to the terms of this Note are not made;

2.	If Borrower opens a new bank account and fails to provide an Automatic ACH Debit Agreement covering such account within five (5) Business Days of opening such account

3.	If the terms and conditions outlined in that certain Security Agreement of even date herewith (the “Security Agreement”) are not adhered to;

4.	If the terms and conditions outlined in that certain guaranty of the obligations of Borrower to Lender are not adhered to;

5.	If the terms and conditions outlined in any of the other agreements between Borrower and Lender are not adhered to;

6.	If a default under any obligation of the Borrower to any other party

7.	As to motor vehicles or construction or earth moving equipment (whether or not registered) (collectively “Vehicles”):

a.	the failure to maintain required licenses and registrations with all required government agencies;
b.	Use by operators who are not properly licensed or trained to use such Vehicles;
c.	operating such Vehicles in an unsafe manner, or
d.	the failure to insure such Vehicles with liability, property and casualty insurance, naming Lender as additional insured on liability insurance and lender loss payee on property and casualty insurance, in such amounts and with such carriers as are reasonably acceptable to Lender,

8.	If Borrower or any guarantor of the obligations of Borrower to Lender becomes subject to any state or Federal insolvency proceeding (each an “Event of Default”, and collectively the “Events of Default”).

Then or at any time thereafter at the option of Lender, the whole of the principal sum then remaining unpaid hereunder, together with all other sums owing hereunder, shall immediately become due and payable without notice and Lender shall be entitled to pursue any and all rights and remedies provided by applicable law and/or under the terms of this Note and the Security Agreement, all of which shall be cumulative and may be exercised successively or concurrently. Upon the occurrence of any Event of Default, Lender, at its option, may at any time declare any or all other liabilities of any Obligor to Lender immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind. In addition, Lender shall have the right to set off any and all sums owed to any Obligor by Lender in any capacity (whether or not then due) against the Loan and/or against any other liabilities of any Obligor to Lender.

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From and after an Event of Default, and regardless of whether the Lender also elects to accelerate the Maturity Date of this Note, the entire principal remaining unpaid hereunder shall bear an augmented annual interest rate equal to the Effective Rate plus five percent (5%) per annum. Failure to exercise any and all rights or remedies Lender may have in the event of any such default shall not constitute a waiver of the right to exercise such rights or remedies in the event of any subsequent default, whether of the same or different nature. No waiver of any right or remedy by Lender shall be effective unless made in writing and signed by Lender, nor shall any waiver on one occasion apply to any future occasion.

It is the intent of the parties that any money or other property charged, taken or received as interest, a finance charge or fee for the Loan or forbearance of any money or other property, shall not exceed the limits (if any) imposed or provided by applicable law, and Lender hereby waives any right to demand such excess. In the event that any money or other property charged, taken or received as interest, a finance charge or a fee under this Note exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Lender in excess of those lawfully collectible as interest shall be (a) applied against the principal of the Loan immediately upon Lender's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments, and (b) if there are no outstanding obligations under this Note the remaining amount, if any, shall be refunded to Borrower. During any time that the Loan bears interest (whether by application of this paragraph, the default provisions of this Note or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

The Obligors hereby severally: (a) waive demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold any Obligor liable with respect to the Loan; (b) waive any right to immunity from any such action or proceeding and waive any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (c) waive any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding and waive (to the extent lawfully waivable) all provisions and requirements of law for the benefit of any Obligor now or hereafter in force; (d) agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Oakland, State of Michigan or at Lender’s option, in any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief; (e) the Borrower shall be responsible for the costs, fees (including reasonable attorneys' and paralegals' fees as well as the internal costs of the Lender and its employees and agents) and expenses incurred by or charged to Lender to correct any default or enforce any provision of this Note, whether or not litigation is commenced; (f) stipulate that service of process in any such action or proceeding shall be properly made if mailed by any form of registered or certified mail (airmail if international), postage prepaid, to the address then registered in Lender's records for the Obligor(s) so served, and that any process so served shall be effective ten (10) days after mailing; and (g) agree that the death or mental or physical incapacity of any Obligor who is a natural person, or the dissolution or merger or consolidation or termination of the existence of any Obligor that is a business entity (or if any person controlling such Obligor shall take any action authorizing or leading to the same), shall at Lender's option, which option may be exercised then or at any time thereafter, result in the Loan being then due and payable in full. No provision of this Note shall limit Lender's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction. The Obligors hereby severally consent and agree that, at any time and from time to time without notice, (i) Lender and the owners(s) of any collateral then securing the Loan may agree to release, increase, change, substitute or exchange all or any part of such collateral, and (ii) Lender and any person(s) then primarily liable for the Loan may agree to renew, extend or compromise the Loan in whole or in part or to modify the terms of the Loan in any respect whatsoever; no such release, increase, change, substitution, exchange, renewal, extension, compromise or modification shall release or affect in any way the liability of any Obligor, and the Obligors hereby severally waive any and all defenses and claims whatsoever based thereon. Until Lender receives all sums due under this Note in immediately available funds, no Obligor shall be released from liability with respect to the Loan unless Lender expressly releases such Obligor in a writing signed by Lender, and Lender's release of any Obligor(s) shall not release any other person liable with respect to the Loan.

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Except as hereinafter set forth, the Borrower may not prepay this Note. Under no circumstances may there be a partial pre- payment of this Note. The Borrower may prepay only the entire unpaid balance of this Note upon payment of a prepayment fee (the “Prepayment Fee”) as follows:

Beginning with the date of this Note and continuing through the first year of this Note, the Prepayment Fee shall be three percent (3%) of then outstanding principal balance of this Note. The Prepayment Fee shall be two percent (2%) of then outstanding principal balance during the second year of this Note, shall be one percent (1%) of then outstanding principal balance during the third year of this Note, and shall be zero percent (0%) of then outstanding principal balance during the final year of this Note.

The Borrower shall also pay to Lender a success fee (the “Success Fee”) in the amount of one percent (1%) of original principal amount of this Note, to be paid on the earlier of the Maturity Date or the earlier repayment (including prepayment or acceleration) of this Note. The Success Fee will be waived upon payment in full of all obligations under the Note at the Maturity Date, provided that Borrower has not been late in making payment under the Note on more than two occasions. This Success Fee shall be in addition to any Prepayment Penalty.

In the event that payment of this Note shall be accelerated for any reason whatsoever by the Lender, the Prepayment Fee in effect as of the date of such acceleration as well as the Success Fee shall be added to the outstanding balance of this Note in determining the debt for the purposes of any judgment under this Note, or the amount of obligations secured by the Collateral described in the Security Agreement or other collateral.

In consideration of the Lender providing the Loan to the Borrower, Borrower hereby agrees that it will, within five (5) days of receipt, provide a copy of any proposal letter, term sheet, letter of intent or commitment letter from any lender offering to Borrower a refinance of the Loan. Lender shall have the right of first refusal to match the offer(s) of such other lender(s), and if Lender advises Borrower that it intends to meet the financial terms set forth in such offer(s), Borrower will be obligated to enter into an amendment to this Note extending the terms of this Note for at least the term proposed in such other offer(s), and amending the financial terms set forth in this Note. Notwithstanding the foregoing, Borrower recognizes that this Note can only be terminated as provided herein. Failure of Lender to meet the terms set forth in such letter of interest or commitment letter does not relieve the Borrower from its obligations hereunder.

The Obligors jointly and severally agree to pay all filing fees and similar charges and all costs incurred by Lender in collecting or securing or attempting to collect or secure the Loan, including reasonable attorney's fees, whether or not involving litigation and/or appellate, administrative or Bankruptcy proceedings. Without limiting the generality of the foregoing, if this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance hereof and accrued interest hereon, reasonable attorneys' fees and expenses. Such attorneys' fees shall be based upon the reasonable rates of Lender's attorneys, and not based upon a percentage of the obligations due under this Note. The Obligors jointly and severally agree to pay any documentary stamp taxes, intangibles taxes or other taxes (except for federal income taxes based on Lender's net income) which may now or hereafter apply to this Note or the Loan or any security therefore, and the Obligors jointly and severally agree to indemnify and hold Lender harmless from and against any liability, costs, attorney's fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred. The Obligors jointly and severally agree to pay on demand, and to indemnify and hold Lender harmless from and against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Loan by the laws or governmental authorities of any jurisdiction other than the State of Michigan or the United States of America, and all payments to Lender under this Note shall be made free and clear thereof and without deduction therefor, and further indemnify and hold the Lender harmless from any liability of any kind.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

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Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent that the Obligors may lawfully waive any law that would otherwise invalidate any provision of this Note, each of them hereby waives the same, to the end that this Note shall be valid and binding and enforceable against each of them in accordance with all its terms.

If this Note is signed by more than one person, then the term "Borrower" as used in this Note shall refer to all such persons jointly and severally, and all promises, agreements, covenants waivers, consents, representations, warranties and other provisions in this Note are made by and shall be binding upon each and every undersigned person, jointly and severally. The term "Lender" shall be deemed to include any subsequent holder(s) of this Note. Whenever used in this Note, the term "person" means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof. Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate.

Time shall be of the essence with respect to the terms of this Note. This Note cannot be changed or modified orally. Lender shall have the right unilaterally to correct patent errors or omissions. Except as otherwise required by law or by the provisions of this Note, payments received by Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of the Loan, except that from and after any default under this Note, Lender may apply such payments in any order of priority determined by Lender in its exclusive judgment. Borrower shall receive immediate credit on payments only if made in the form of a federal wire transfer of cleared funds . Except as otherwise required by the provisions of this Note, any notice required to be given to any Obligor shall be deemed sufficient if made personally, if sent via electronic mail to the email address on file with the Lender or if mailed or sent by overnight courier, postage prepaid, to such Obligor's address as it appears in this Note (or, if none appears, to any address for such Obligor then registered in Lender's records). Lender may grant participations in all or any portion of, and may assign all or any part of Lender's rights under, this Note. Lender may disclose to any such participant or assignee any and all information held by or known to Lender at any time with respect to any Obligor. If Borrower or any other Obligor is a partnership, then all general partners thereof shall be liable jointly and severally for all obligations under this Note and for all other covenants, agreements, undertakings and obligations of Borrower in connection with the Loan, notwithstanding any contrary provision of the partnership laws of the State of Michigan. All of the terms of this Note shall inure to the benefit of Lender and its successors and assigns and shall be binding upon each and every one of the Obligors and their respective heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally.

The proceeds of this Note shall be used exclusively for business purposes and not for household, family or personal use.

LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

This Note is secured by, inter alia, a security interest in all of the Borrower's personal property, including, without limitation, all accounts receivable, inventory, equipment and fixtures and all other personal property as more fully set forth in the Security Agreement dated on or about the date hereof, and the holder of this Note is entitled to the benefits of said security interest.

The Lender may assign this Note and the Loan from time to time, and the Borrower agrees to make payments as instructed by Lender or its assignees from time to time.

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WITNESS the due execution hereof as of the date first above written.

BORROWER: Studioplex City Rentals LLC

Signature:
Print Name:	Joel A. Shapiro
Title:	Chairman and CEO
Date:

STATE OF	)
) SS
COUNTY OF	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Joel A. Shapiro, the Chairman and CEO of Studioplex City Rentals LLC, a Georgia limited liability company, freely and voluntarily under authority duly vested in him by said limited liability company.

Joel A. Shapiro is personally known to me or who has produced __________ as identification.

WITNESS my hand and official seal in the County and State last aforesaid this __ day of June, 2015.

__________________

Notary Public

__________________

Typed, printed or stamped name of Notary Public

My Commission Expires:

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